UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

On2 Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On2 Announces Effectiveness of Registration Statement and
Mailing of Definitive Proxy Statement/Prospectus

CLIFTON PARK, NY (November 4, 2009) - On2 Technologies, Inc. (NYSE Amex: ONT) today announced that the Securities and Exchange Commission (the “SEC”) has declared effective a Form S-4 Registration Statement, which includes a Proxy Statement of On2 and also constitutes a Prospectus of Google Inc. (NASDAQ: GOOG) (the “proxy statement/prospectus”), in connection with the proposed acquisition of On2 by Google.  As described below, holders of On2 common stock as of the voting record date will be asked to approve the proposed acquisition by Google at the On2 special meeting (the “special meeting”), to be held on December 18, 2009.

On2 will commence the mailing of the proxy statement/prospectus to all holders of On2 common stock identified as of the close of business on October 20, 2009, which is the date set by the On2 board of directors as the notice record date for the special meeting.  The On2 board of directors also has set the close of business on December 3, 2009 as the voting record date.  All holders of On2 common stock as of the voting record date will be entitled to vote on the merger proposal at the special meeting.

As soon as practicable following the voting record date, On2 will conduct a second mailing of the proxy statement/prospectus, along with all documents incorporated by reference into the proxy statement/prospectus, to any On2 stockholders who were not holders of On2 common stock as of the notice record date but who are holders of record as of the voting record date.

The proposed merger is subject to customary closing conditions, including the requisite approval by holders of On2 common stock.

About On2 Technologies, Inc.

On2 creates advanced video compression technologies that power the video in today’s leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 Technologies is headquartered in Clifton Park, NY USA. For more information, visit www.on2.com or www.on2.cn.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. On2 cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Without limiting the foregoing, On2 cannot guarantee that the merger with Google will be completed on a timely basis, if at all. Among other things, the transaction is subject to approval of On2’s stockholders. In addition, each party has termination rights in certain limited circumstances. The risks and uncertainties included above are not exhaustive.

Additional Information and Where to Find It

Google has filed the Registration Statement with the SEC in connection with the proposed merger, which includes a Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive proxy statement/prospectus is being mailed to holders of On2 common stock identified as of the notice record date. The Registration Statement and the proxy statement/prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the proxy statement/prospectus (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the proxy statement/prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders can obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com. The proxy statement/prospectus is now publicly available, and On2 anticipates disseminating the same on or about November 5, 2009.

Participants in the Solicitation

Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2’s executive officers and directors is included in On2’s definitive proxy statement, which was filed with the SEC on April 7, 2009. The definitive proxy statement/prospectus for the proposed merger also provides additional information about participants in the solicitation of proxies from On2 stockholders, which participants' interests may differ from On2 stockholders generally. You can obtain free copies of these documents from Google or On2 using the contact information above.

Contacts:

Contact, On2:
Garo Toomajanian
+1-518-881-4299
invest@on2.com